Exhibit 10.1

TENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS TENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of September 19, 2014, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).

RECITALS:

A.     The Seller, U.S. Bank, and the Agent are parties to a Master Repurchase Agreement dated as of November 12, 2008, as amended by a First Amendment to Master Repurchase Agreement dated as of October 29, 2009, a Second Amendment to Master Repurchase Agreement dated as of October 21, 2010, a Third Amendment to Master Repurchase Agreement dated as of September 14, 2011, a Fourth Amendment to Master Repurchase Agreement dated as of September 29, 2011, a Fifth Amendment to Master Repurchase Agreement dated as of January 31, 2012, a Sixth Amendment to Master Repurchase Agreement dated as of September 21, 2012, a Seventh Amendment to Master Repurchase Agreement dated as of December 21, 2012, an Eighth Amendment to Master Repurchase Agreement dated as of September 20, 2013, and a Ninth Amendment to Master Repurchase Agreement dated as of December 31, 2013 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).

B.     The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.          Amendments.

2.1.     The following definitions set forth in Section 1.2 of the Repurchase Agreement are hereby added or amended and restated, as applicable, in their entireties as follows:

“Buyers’ Margin Percentage” means:

(i)        for Conforming Mortgage Loans, ninety-seven percent (97%);

(ii)       for Jumbo Mortgage Loans, ninety-five percent (95%);

(iii)      for High LTV Mortgage Loans, ninety-three percent (93%); and

(iv)      for USBHM Mortgage Loans, ninety-nine percent (99%).

Notwithstanding the foregoing, subject to the next sentence, for Conforming Mortgage Loans that are FHA-insured, the Buyers’ Margin Percentage shall, as of any date of determination, be as set forth in the table below based on the HUD Compare Ratio calculated as of the end of the most recent month for which the Seller has furnished the certificate required by Section 16.3(c):

HUD Compare Ratio	Buyers’ Margin Percentage
Less than or equal to 1.60 to 1.00	97%
Greater than 1.60 to 1.00 but less than or equal to 1.80 to 1.00	75%
Greater than 1.80 to 1.00 but less than or equal to 2.00 to 1.00	50%
Greater than 2.00 to 1.00	0%

Notwithstanding the foregoing, (a) any reduction to the Buyers’ Margin Percentage contemplated by the preceding sentence shall be made only at the option of the Agent exercisable on or after the first day following the delivery of the applicable certificate, and (b) if the Seller has not timely furnished the certificate required by Section 16.3(c) for any month, then, at the option of the Agent, until the first day following the delivery of such certificate for such month, the Buyers’ Margin Percentage for FHA-insured Conforming Mortgage Loans shall be calculated as if the HUD Compare Ratio were greater than 2.00 to 1.00.

“Conforming Mortgage Loan” means a first priority residential Single-family Loan that is either (i) FHA insured (including FHA insured Mortgage Loans that are high balance Mortgage Loans with required down payment levels), (ii) VA guaranteed (including VA insured Mortgage Loans that are high balance Mortgage Loans with required down payment levels), (iii) guaranteed or provided under the USDA Rural Development program, (iv) eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program, or (v) a conventional mortgage loan that fully conforms to all Agency underwriting and other requirements and excluding expanded criteria loans as defined under any Agency program.

“LIBOR Margin” means 2.25%.

“High LTV Mortgage Loan” means a Mortgage Loan that is a first-priority Single-family Loan that (i) is originated in compliance with, and fully conforms to all underwriting criteria applicable to Fannie Mae DU Refi Plus or Freddie Mac LP Open Access program under the Home Affordable Refinance Program (“HARP”), or VA Interest Rate Reduction Refinance Loan (“IRRRL”) program, or (ii) is VA guaranteed or guaranteed or provided under the USDA Rural Development program and has a loan-to-value ratio in excess of one hundred percent (100%) but not greater than one hundred and five percent (105%), calculated after giving effect to any mortgage insurance, guaranty or funding fees. Advance rates may be based upon unpaid principal balance.

“Jumbo Mortgage Loan” means a conventional Mortgage Loan secured by a first Lien Mortgage that would otherwise be eligible for Agency sale with respect to documentation as to income and asset values, except that the original principal amount is more than the maximum Agency loan amount but not more than Two Million Dollars ($2,000,000).

“USBHM Mortgage Loans” means Mortgage Loans to be purchased by U.S. Bank Home Mortgage, Inc. subject to a binding forward commitment.

“Termination Date” means the earlier of (a) September 18, 2015, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2.         Transaction Sublimits. Section 4.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

4.2          Transaction Sublimits. The following sublimits shall also be applicable to the Transactions hereunder such that after giving effect to any proposed Transaction and after giving effect to any repurchase, addition or substitution of any Mortgage Loan hereunder, the following shall be true:

(a)     The Aggregate Outstanding Purchase Price of Conforming Mortgage Loans may be as much as one hundred percent (100%) of the Maximum Aggregate Commitment.

(b)     The Aggregate Outstanding Purchase Price of all Purchased Loans that are Wet Loans shall not exceed (x) sixty percent (60%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) thirty-five percent (35%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).

(c)     The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table.

Type of Purchased Loan	Maximum percentage/amount of Maximum Aggregate Commitment
Jumbo Mortgage Loans	10%
High LTV Mortgage Loans	10%
USBHM Mortgage Loans	100%

(d)     The Agent may agree to any change in the aggregate not involving more than One Million Five Hundred Thousand Dollars ($1,500,000) of the Purchased Loans in the handling of the Purchased Loans, as set forth in Section 22.5.

2.3.         LIBOR Floor. Section 5.1 of the Repurchase Agreement is amended by replacing “3.00%” with “2.50%”.

2.4.         Schedules. Schedules AI and EL to the Repurchase Agreement are amended and restated in their entireties as set forth on Schedules AI and EL to this Amendment, respectively.

Section 3.              Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1.         delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;

3.2.         delivery to the Agent of a certificate of the corporate secretary of the Seller certifying (a) that the resolutions adopted by the Seller’s board of directors on November 18, 2005, authorizing execution, delivery and performance of the credit facilities, remain in full force and effect and that no further approval of the Seller’s board of directors is required in connection with the execution, delivery, and performance of this Amendment, (b) as to the incumbency of the officers executing this Amendment on behalf of the Seller, and (c) that there has been no change to the Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on or about November 12, 2008; and

3.3.         delivery to the Agent of such other documents as it may reasonably request.

Section 4.              Miscellaneous.

4.1.         Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

4.2.         Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.3.         Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4.         Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5.         Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.6.         Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.         Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8.         Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9.         ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:	/s/ John J. Heaney
Name:	John J. Heaney
Title:	Senior Vice President and Treasurer

AGENT AND BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer

By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President

SCHEDULE AI
TO TENTH AMENDMENT

SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT

APPROVED INVESTORS

Investor	S&P CP Rating	Moody’s CP Rating	Related Parent Company	Product Eligibility
Colorado Housing and Finance Authority	N/A	N/A		Conforming
Federal Home Loan Mortgage Corp. (Freddie Mac)	N/A	N/A		Conforming
Federal National Mortgage Assoc. (FNMA)	N/A	N/A		Conforming
Government National Mortgage Assoc. (GNMA)	N/A	N/A		Conforming
JPMorgan Chase Bank	A-1+	P-1	JPMorgan Chase & Co.	Conforming/non-conforming
Penny Mac Corporation	N/A	N/A		Conforming/non-conforming
U.S. Bank Home Mortgage	A-1+	P-1	U.S. Bank National Association	Conforming/non-conforming
Wells Fargo Bank, N.A.	A-1+	P-1	Wells Fargo & Co.	Conforming/non-conforming
HomeBridge Financial Services	N/A	N/A	Real Estate Mortgage Network	Conforming
SunTrust Mortgage, Inc.	A-2	P-2	Suntrust Banks, Inc.	Conforming/non-conforming

SCHEDULE EL
TO TENTH AMENDMENT

SCHEDULE EL
TO MASTER REPURCHASE AGREEMENT

ELIGIBLE LOANS

“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans, and shall also mean Single-family Loans that are Jumbo Mortgage Loans, USBHM Mortgage Loans or High LTV Mortgage Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

(1)      If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.

(2)      That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.

(3)      If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.

(4)      If any of its owner-mortgagors is an Affiliate of a Seller or any of the Seller’s or any such Affiliate’s directors, or appointed officers, unless all of the following are true: (a) such Mortgage Loan is a Single-family Loan secured by a first priority Lien on the related Mortgaged Premises, (b) the owner-mortgagor occupies the Mortgaged Premises as a primary or secondary residence, and (c) such Mortgage Loan will not cause the Aggregate Outstanding Purchase Price of all Purchased Loans to such Affiliates, directors and officers to exceed $1,000,000 and (d) no more than 30 days have elapsed since the Purchase Date of such Mortgage Loan.

(5)      Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

(6)      That is a construction, rehabilitation or commercial loan. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

(7)      In the case of a Jumbo Mortgage Loan, (i) has a cumulative loan to value ratio greater than 90%, (ii) has a FICO score less than 700, (iii) is not fully documented as to income or asset values, (iv) is not eligible for purchase by two Approved Investors (or, in the case of Mortgage Loans sold to U.S. Bank Home Mortgage, one Approved Investor) approved for purchasing non-conforming mortgage loans as shown on Schedule AI, or (v) is not sold to an Approved Investor approved for purchasing non-conforming mortgage loans as shown on Schedule AI.

(8)      [Reserved.]

(9)      That was originated more than thirty (30) days before its Purchase Date.

(10)    That is In Default or ever was In Default.

(11)    That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan. The Agent, the Buyers and the Custodian may rely on a Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.

(12)    In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(13)    That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

(14)    That a Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without such Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.

(15)    That a Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided, that a Purchased Loan shall not cease to be an Eligible Loan as a result of the return of such Purchased Loan by an Investor to which it was shipped by the Custodian.

(16)    In the case of a First Mortgage Loan, that has a loan to value ratio greater than eighty percent (80%) unless such Mortgage Loan is guaranteed by VA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent.

(17)    Except qualifying, FHA Loans and VA Loans and High LTV Mortgage Loans, that has a Loan-to-Value Ratio greater than one hundred percent (100%).

(18)    Unless all of a Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than such Seller’s right to repurchase the Purchased Loan hereunder.

(19)    Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Section 15.4 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.

(20)    That is not covered by an Investor Commitment or Hedge Agreement.